UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 14, 2005
LEAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On September 15, 2005, certain officers of Lear Corporation will make a presentation at the IAA 2005 Automotive Conference in Frankfurt, Germany. The visual slides from the presentation are attached hereto as Exhibit 99.1 and incorporated by reference herein.
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 8 — Other Events
Item 8.01 Other Events.
     Richard F. Wallman, a member of Lear’s Board of Directors, serves on Lear’s Audit Committee and the audit committees of three other public companies. Section XIII of Lear’s Corporate Governance Guidelines limits the number of public company audit committees on which a Lear audit committee member may serve to two or less in addition to the Lear Audit Committee, without approval of Lear’s Board of Directors. Prior to Mr. Wallman’s appointment to the Audit Committee, Lear’s Board of Directors determined that his simultaneous service on the audit committees of three other public companies would not impair his ability to devote sufficient time to the fulfillment of his responsibilities, or effectively serve, as a member of Lear’s Audit Committee.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
99.1	Visual slides from the presentation to be made by certain officers of Lear Corporation at the IAA 2005 Automotive Conference in Frankfurt, Germany on September 15, 2005, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: September 14, 2005	By:	/s/ Daniel A. Ninivaggi
	Name:	Daniel A. Ninivaggi
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Visual slides from the presentation to be made by certain officers of Lear Corporation at the IAA 2005 Automotive Conference in Frankfurt, Germany on September 15, 2005, furnished herewith.

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